UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 19, 2002

                         Community First Bancorporation
             (Exact name of registrant as specified in its charter)


        South Carolina                  000-29640                58-2322486
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)        File Number)           Identification No.)


            3685 Blue Ridge Boulevard, Walhalla, South Carolina 29691
              (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (864) 638-2105

                                       N/A

         (Former name or former address, if changed since last report.)



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Item 4.  Changes in registrant's Certifying Accountant.

(a) Donald G. Jones and Company, P.A. ("Accountant"), which has served as principal independent accountant for the Registrant since its inception, resigned from such position effective November 19, 2002. Accountant's reports on the Registrant's financial statements for each of the years ended December 31, 2000 and December 31, 2001 neither contained an adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles.

         The decision to change accountants was approved by the Board of Directors of the Registrant.

         There were no disagreements with Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement in its reports.

         The disclosures required by Item 304(a)(1)(iv)(B) of Regulation S-B are not applicable. [Don to confirm.]

(b) J. W. Hunt & Company, LLP, certified public accountants (the "New Accountant") was engaged by the Registrant on November 19, 2002, to audit the Registrant's financial statements for the year ending December 31, 2002. The Registrant did not consult the New Accountant regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B.





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



Item 7.  Financial Statements and Exhibits





(c)      Exhibits:

         Exhibit No.
         from Item
         601 of Reg. S-B          Description
         ---------------          -----------

                16 Letter from Donald G. Jones and Company, P.A., Certified Public Accountants








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






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           COMMUNITY FIRST BANCORPORATION
                                                        (Registrant)

                                               s/Frederick D. Shepherd, Jr.
Date:  November 19, 2002                   By:----------------------------------
                                                 Frederick D. Shepherd, Jr.
                                                 Chief Executive Officer
                                                 (Principal Accounting Officer)














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




                                  EXHIBIT INDEX

Exhibit No.
from Item
601 of Reg. S-B                    Description
---------------                    -----------


       16 Letter from Donald G. Jones and Company, P.A., Certified Public Accountants
























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